Exhibit 99.2
FOURTH AMENDMENT TO AMENDED AND RESTATED NOTE
AND WARRANT PURCHASE AGREEMENT
     This Fourth Amendment to Amended and Restated Note and Warrant Purchase Agreement (herein, this “Amendment”) is made as of August 14, 2006, by and among BMO Private Equity (U.S.), Inc., f/k/a Harris Nesbitt Capital, Inc., a Delaware corporation (“BMOM” or, in its capacity as agent, the “Agent”), and Prism Mezzanine Fund SBIC, L.P., a Delaware limited partnership (“Prism” and, together with BMOM, the “Majority Purchasers”), Morton Industrial Group, Inc., a Georgia corporation (the “Company”), and each of the Subsidiaries of the Company executing a signature page hereto, as a Guarantor.
RECITALS
     A. The Agent, the Majority Purchasers and the other Purchasers extended credit to the Company on the terms and conditions set forth in that certain Amended and Restated Note and Warrant Purchase Agreement dated as of June 23, 2004 (as thereafter amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Purchase Agreement.
     B. The Company has requested that the Agent and the requisite Purchasers agree to amend the Fixed Charge Coverage Ratio for the fiscal quarter ending July 1, 2006, and the Agent and the Majority Purchasers are willing to do so on the terms and conditions set forth in this Amendment.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Purchase Agreement shall be and hereby is amended as follows:
     1.1 Section 8.9 of the Purchase Agreement (Fixed Charge Coverage Ratio) is hereby amended and restated to read in its entirety as follows:
     Section 8.9. Fixed Charge Coverage Ratio. The Company will not, as of the last day of each fiscal quarter of the Company ending on the dates set forth below, permit the Fixed Charge Coverage Ratio to be less than:

Fixed Charge Coverage
Fiscal Quarter	Ratio Shall Not Be Less
Ending Dates	Than
06/30/06	0.80 to 1.0
09/30/06 and each fiscal quarter ending thereafter	1.0 to 1.0

     SECTION 2 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
     2.1 The Company, the Agent, the Majority Purchasers, and the Guarantors shall have executed and delivered this Amendment.
     2.2 The Agent shall have received a copy of an executed amendment to the Senior Credit Agreement, in form and substance acceptable to the Agent.
     2.3 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.
     SECTION 3 Conditions Subsequent.
     3.1 The Company hereby agrees to deliver to the Agent (at the Company’s expense), each in form and substance satisfactory to the Agent and its counsel, within ten (10) Business Days of the date hereof, resolutions for the Company and each Guarantor authorizing the execution, delivery, and performance of its obligations under the Operative Documents as amended hereby, certified to by its corporate secretary (or such other officer of such person acceptable to the Agent), together with current good standing certificates for the Company and each Guarantor certified to by the Secretary of the State of the jurisdiction in which it is organized.
     3.2 The Company will pay to the Agent an amendment fee of $50,000 for the ratable benefit of the Purchasers by wire transfer of such amount no later than the close of business on September 13, 2006, in the event that the Company does not consummate its pending merger with MMC Precision Holdings Corp. and MMC Precision Merger Corp. on or prior to September 13, 2006.
     SECTION 4 Representations. In order to induce the Agent and the Majority Purchasers to execute and deliver this Amendment, the Company hereby represents to the Agent and the Majority Purchasers that as of the date hereof, and after giving effect to this Amendment, (a) the representations and warranties set forth in Section 6 of the Purchase Agreement are and shall be and remain true and correct in all material respects (except that for purposes of this paragraph the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Purchasers) and (b) the Company is in full compliance with all of the terms and conditions of the Purchase Agreement after giving effect to this Amendment and no Default or Event of Default has occurred and is continuing under the Purchase Agreement or shall result after giving effect to this Amendment.
     SECTION 5 Miscellaneous.
     5.1 The Company and certain of its Subsidiaries have heretofore executed and delivered to the Agent and the Purchasers certain of the Collateral Documents. The Company hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Purchasers thereunder, the obligations of the

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Company and its Subsidiaries thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.
     5.2 Except as specifically amended herein or waived hereby, the Purchase Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Purchase Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Purchase Agreement, any reference in any of such items to the Purchase Agreement being sufficient to refer to the Purchase Agreement as amended hereby.
     5.3 The Company agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Agent with respect to the foregoing.
     5.4 This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.
[SIGNATURE PAGES TO FOLLOW]

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     This Fourth Amendment to Amended and Restated Note and Warrant Purchase Agreement is entered into by the parties hereto as of the date and year first above written.

MORTON INDUSTRIAL GROUP, INC.

By:	/s/ Rodney B. Harrison

Name:	Rodney B. Harrison
Title:	VP-Finance

Accepted and agreed to:

BMO PRIVATE EQUITY (U.S.), INC., as Agent and a Majority Purchaser

By:	/s/ Charles M. Sheridan

Charles M. Sheridan, Vice President

PRISM MEZZANINE FUND SBIC, L.P., a Majority Purchaser

By:	/s/ William G. Harlan, Jr.

Name:	William G. Harlan, Jr.

Title:

GUARANTORS’ ACKNOWLEDGEMENT AND CONSENT
     Each of the undersigned hereby acknowledges and agrees that it is a Guarantor under the terms of Section 12 of the Purchase Agreement and, as such, has executed and delivered certain Collateral Documents pursuant to the Purchase Agreement. The undersigned hereby consent to the Fourth Amendment to Amended and Restated Note and Warrant Purchase Agreement as set forth above and agree to the terms thereof, and the undersigned hereby confirm that their guaranties and the Collateral Documents executed by them, and all of the obligations of the undersigned thereunder, remain in full force and effect. The undersigned further agree that the consent of the undersigned to any further amendments to the Purchase Agreement shall not be required as a result of this consent having been obtained. The undersigned acknowledge the Purchasers are relying on this acknowledgement and consent in entering into the Fourth Amendment to Amended and Restated Note and Warrant Purchase Agreement with the Company.

MORTON METALCRAFT CO.

By	/s/ Daryl R. Lindemann

Name	Daryl R. Lindemann

Title	Secretary

MORTON METALCRAFT CO. OF NORTH CAROLINA

By	/s/ Daryl R. Lindemann

Name	Daryl R. Lindemann

Title	Secretary

MORTON METALCRAFT CO. OF SOUTH CAROLINA

By	/s/ Daryl R. Lindemann

Name	Daryl R. Lindemann

Title	Secretary

MID CENTRAL PLASTICS, INC.

By	/s/ Daryl R. Lindemann

Name	Daryl R. Lindemann

Title	Secretary

B&W METAL FABRICATORS, INC.

By	/s/ Daryl R. Lindemann

Name	Daryl R. Lindemann

Title	Secretary